As filed with the Securities and Exchange Commission on June 22, 1998 Registration No ______.


SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933


SYSTEMS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA                                                        65-0036344
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                     Identification Number)

4707 140th Avenue, Suite 106, Clearwater, Florida 33762     (813) 530-4800
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

NON-STATUTORY INCENTIVE STOCK OPTIONS ISSUABLE TO CONSULTANTS AND EMPLOYEES (Full title of plan)

James T. Kowalczyk, Principal Executive Officer, Systems Communications, Inc.,
4707 140th Avenue, Suite 106, Clearwater, Florida 33762       (813) 530-4800
Facsimile (813) 530-4707
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jackson L. Morris, Esq., 3116 West North A Street, Tampa, Florida 33609
(813) 874-8854 Facsimile  (813) 873-9628

CALCULATION OF REGISTRATION FEE

Title of Each              Proposed      Proposed
Class of                   maximum       maximum       Amount of
Securities to  Amount to   offering      aggregate     the
be Registered  be          price per     offering      registration
              registered  unit (2)      price         fee

Common Stock,
par value      2,500,000
$0.001 per     shares      $0.11         $275,000      $100
share(1)

(1) The shares registered pursuant to this Registration Statement are available for issuance pursuant to certain outstanding stock option agreements issued to employees and consultants.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the per share maximum exercise price of the shares of Common Stock covered by this registration statement.

Registration Statement No. 333-52455 on Form S-8 filed on May 12, 1998 is incorporated herein by reference. In particular, the Registrant points the reader to the Registrant's Current Report on Form 8-K dated June 15, 1998 for information regarding a petition for involuntary bankruptcy under Chapter 7 of the Bankruptcy Code and a revised description of the Registrant's business.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida, on June 22, 1998.

SYSTEMS COMMUNICATIONS, INC.
By:/s/ James T. Kowalczyk
       Principal  Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James T. Kowalczyk
    Principal Executive Officer and Director         June 22, 1998

/s/ Edwin B Salmon
    Principal Accounting Officer and Director        June 22, 1998

/s/ Richard A. Sweet
    Director                                         June 22, 1998

/s/ Larry R. Snapp
    Director                                         June 22, 1998

EXHIBIT INDEX

 5.2 Opinion of Jackson L. Morris, Esq.
23.4 Consent of Jackson L. Morris, Esq. (included in Exhibit 5.2)
23.5 Consent of Ernst & Young LLP
23.6 Consent of Moore Stephens Lovelace, P.A.